Exhibit 99.1
For more information, contact:
Richard T. Brock
Chief Executive Officer
rbrock@firstwave.net
678-672-3100

FirstWave Begins to Evaluate Options to Change its Capital Structure

ATLANTA, August 14, 2007 - FirstWave Technologies, Inc. (NASDAQ: FSTW) today announced that its Board of Directors is in the process of evaluating several options that may be available in order to improve the Company’s future growth and financial performance. Such options include: (a) the possibility of taking FirstWave private, possibly via proposing a reverse split of its shares; and (b) infusing additional capital and/or proposing a methodology to encourage preferred shareholders to convert their shares to common stock in order to, among other things, increase the public float with respect to the number of its outstanding common shares. While the Company is evaluating several options, there is no assurance that this effort will result in any change.

ABOUT FIRSTWAVE

FirstWave® Technologies, Inc. is a provider of lead generation, lead nurturing and customer management and tracking solutions built upon a suite of Customer Relationship Management (CRM) products. FirstWave's solutions help customers find new prospects, continuously engage these prospects throughout the sales cycle and maintain contact with customers throughout their lifecycle. With 20 years of sales management software, FirstWave’s modular internet marketing, sales lead and customer management solutions, customers achieve results at every opportunity. FirstWave is headquartered in Atlanta, Georgia. For more information, visit the Company's web site at www.firstwave.net or call 1-800-540-6061.

### NOTE: Except for historical information contained herein, the matters set forth in this communication are "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by words such as will, expect, intends, believe, anticipates, should and words of similar meaning. FirstWave Technologies, Inc. (the "Company") notes that the forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, such as potential fluctuations in quarterly results due to delays in purchase decisions and other adverse market conditions, whether the parties will be able to successfully launch a combined product offering and develop any significant customer following from the transactions described in this release, the Company's dependence on other parties to continue to perform under the agreements described in this release, whether the Company will be able to continue diversification of its revenues, competition and technological developments, the Company’s capital requirements and other liquidity concerns, the Company's ability to continue to comply with NASDAQ listing requirements, and the size, timing, and contractual terms of orders, and also the risks and uncertainties discussed under the caption "Certain Factors Affecting Forward-Looking Statements" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission ("SEC"), which discussions are incorporated herein by this reference. The information set forth herein is provided as of the date hereof. The Company does not assume, and expressly disclaims, any duty or obligation to update any of the information presented herein with respect to its consolidated operations or anticipated performance in 2007 or beyond.

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